UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
R1 RCM Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Your Vote Counts! R1 RCM INC. 434 W. ASCENSION WAY 6TH FLOOR MURRAY, UTAH 84123 R1 RCM INC. 2023 Annual Meeting Vote by May 16, 2023 11:59 PM ET You invested in R1 RCM INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 17, 2023. Vote Virtually at the Meeting* May 17, 2023 8:00 AM (ET) Virtually at: www.virtualshareholdermeeting.com/RCM2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1 For complete information and to vote, visit www.ProxyVote.com Control # V05657-P89873 Get informed before you vote View the R1 RCM Inc. Notice of 2023 Annual Meeting, Proxy Statement and 2022 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 3, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V05658-P89873 NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. 01) Bradford Kyle Armbrester 02) Agnes Bundy Scanlan 03) Brian K. Dean 04) Jeremy Delinsky 05) David M. Dill 06) Michael C. Feiner 07) Joseph Flanagan 08) John B. Henneman III 09) Matthew Holt 10) Neal Moszkowski 11) Lee Rivas 12) Ian Sacks 13) Jill Smith 14) Anthony J. Speranzo 15) Anthony R. Tersigni 16) Janie Wade 1. Election of Directors Nominees: 2. To approve our Fourth Amended and Restated 2010 Stock Incentive Plan to increase the number of shares authorized for issuance under our Third Amended and Restated 2010 Stock Incentive Plan by 4 million shares. 3. To approve, on an advisory basis, the frequency of advisory stockholder votes on the compensation of our Named Executive Officers. 4. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. For For For 3 Years